Exhibit 10.1

Press

Release

Source:

Senetek PLC

Senetek PLC in Dispute with Marketer of Pyratine-6™

Investor Update Conference Call Set for March 7

NAPA, Calif., March 4, 2008/ PRNewswire-First Call/ — Senetek PLC (OTCBB: SNKTY), a Life Sciences company engaged in the development of technologies that target the science of healthy aging , today announced it has entered into a contractual dispute resolution process with Triax Aesthetics LLC, the privately-held specialty pharmaceuticals marketer which Senetek licensed in August 2007 to sell a line of skincare products featuring Senetek’s new Pyratine-6™ active ingredient to dermatologists and other physicians who prescribe or dispense products and to chain drug stores for sale at the pharmacist’s counter.

Senetek also announced that it will conduct a teleconference for investors on Friday, March 7, 2008 at 9:00 a.m. Pacific time, 12:00 p.m. Eastern time, at which Senetek management will give an update on the business including the appointment of two veteran sales and marketing executives and a Vice President of Communications. The domestic dial-in number will be 877-593-8638 and the international dial-in number will be 706-634-9240, conference ID 37979186. Replay of the conference call will be available until March 14, 2008, domestic replay dial-in 800-642-1687, international replay dial-in 706-645-9291, replay conference ID 37979186.

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About Senetek PLC

Senetek PLC (OTCBB: SNKTY) is a Life Sciences company engaged in the development of breakthrough technologies that target the science of healthy aging. The Company’s extensive research collaborations have resulted in a strong pipeline of patented compounds and products with broad therapeutic applications and a leading presence in dermatology. Senetek collaborates with established specialty pharmaceutical companies in the final development and marketing of its proprietary products, most recently resulting in the development of the best-selling anti-aging product sold in the North American physician market. For more information, visit the company’s website at http://www.senetekplc.com.

This news release contains statements that may be considered ‘forward-looking statements’ within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements by their nature involve substantial uncertainty, and actual results may differ materially from those that might be suggested by such statements. Important factors identified by the Company that it believes could result in such material differences are described in the Company’s Annual Report on Form 10-K for the year 2006. However, the Company necessarily can give no assurance that it has identified or will identify all of the factors that may result in any particular forward-looking statement materially differing from actual results, and the Company assumes no obligation to correct or update any forward-looking statements which may prove to be inaccurate, whether as a result of new information, future events or otherwise.

Company contact:

Marjorie Hays

Vice President, Communications

Senetek, PLC

1-707-226-3900 ext. 102